UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation

On March 21, 2022 Eastside entered into a Secured Line of Credit Promissory Note (the “Note”) with TQLA, LLC, a California limited liability company, pursuant to which TQLA loaned two million dollars ($2,000,000) to Eastside on that same date. The Note provided Eastside a conditional right to borrow an additional one million dollars from TQLA at any time prior to the maturity date of the Note. On April 19, 2022 Eastside borrowed the additional one million dollars, thus increasing the principal amount of the Note to $3,000,000.

On August 4, 2022 Eastside and TQLA amended and restated the Note to increase the line of credit to $3,500,000. Pursuant to the Amended and Restated Note, TQLA loaned an additional five hundred thousand dollars ($500,000) to Eastside on that same date. By reason of the additional $1,000,000 loaned on April 19 and the additional $500,000 loaned on August 4, 2022, the Warrant issued to TQLA, LLC on March 21, 2022 can now be exercised to purchase a total of 2,916,666 shares of Eastside common stock.

The controlling owners of TQLA, LLC are Stephanie Kilkenny, who is a member of the Board of Directors of Eastside, and her husband.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Amended and Restated Secured Line of Credit Promissory Note dated August 4, 2022 issued by Eastside Distilling, Inc. to TQLA, LLC
10.2	Secured Guaranty dated March 21, 2022 given by Craft Canning + Bottling, LLC to TQLA, LLC
10.3	Common Stock Purchase Warrant issued by Eastside Distilling, Inc. to TQLA, LLC on March 21, 2022
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2022

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer